Exhibit 13.1

CERTIFICATIONS

In connection with the Annual Report of iDreamSky Technology Limited (the “Company”) on Form 20-F for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Xiangyu Chen, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2016

By:	/s/ Michael Xiangyu Chen
Name:	Michael Xiangyu Chen
Title:	Chairman and Chief Executive Officer